File Number: 59543-1

Web site: www.langmichener.com

Direct Line: (604) 691-7410
Direct Fax Line: (604) 893-2669
E-Mail: mtaylor@lmls.com

November 29, 2007

PARK PLACE ENERGY CORP.
Suite 300, 840-6th Avenue S.W.
Calgary, Alberta
T2P 3E5

Attention: Mr. David Stadnyk, President and CEO

Dear Sirs:

PARK PLACE ENERGY CORP.

We have been requested by Park Place Energy Corporation, a Nevada corporation (the “Company”), to render an opinion in connection with the Company’s registration statement on Form SB-2 pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “462(b) Registration Statement”) dated November 29, 2007 to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), relating to additional registration of 96,000 shares of the Company’s common stock (the “Shares”) by the selling shareholder named in the 462(b) Registration Statement (the "Selling Shareholder”).

The Shares

The Shares are comprised of 96,000 shares of common stock issued on July 30, 2007 pursuant to a business combination transaction.

Documents Reviewed

In rendering the opinion set forth below, we have reviewed:

  The Company’s 462(b) Registration Statement dated November 29, 2007 and the exhibits attached thereto;

  the Company’s Registration Statement on form SB-2 dated September 17 , 2007 and the exhibits attached thereto, incorporated into reference into the 462(b) Registration Statement;

  the Company’s Articles of Incorporation;

  the Company’s Bylaws;

  certain records of the Company’s corporate proceedings as reflected in its minute books, including resolutions of the directors approving the issuance of the Shares to the Selling Shareholders;

  the business combination agreement providing for the issuance of the Shares;

  an Officer’s Certificate signed by Eric M. Leslie, Secretary dated September 13, 2007; and

  other documents as we have deemed relevant.

For purposes of this opinion, we have not reviewed any documents other than the documents listed above. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.

Assumptions, Limitations and Qualifications

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

  the foregoing opinion is limited to Nevada law, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company.

  we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (iv) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.

  we have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect, remains true and correct on the date hereof.

Opinion

Based upon the foregoing, we are of the opinion that the Shares to be sold by the Selling Shareholder are validly issued, fully paid and non-assessable shares of the Company’s common stock.

The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of applicable law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect.

Consent

We consent to the use of this opinion as an exhibit to the 462(b) Registration Statement.

Yours truly,

LANG MICHENER LLP

per: /s/ Michael H. Taylor

Michael H. Taylor*

*Member of the Nevada State Bar

MHT/jds
Encl.